July 29, 2008	EXHIBIT 99.1

PRIME GROUP REALTY TRUST REPORTS FIRST QUARTER 2008 RESULTS
CHICAGO, Illinois. July 29, 2008 — Prime Group Realty Trust (NYSE: PGEPRB) (the “Company”) announced its results today for the first quarter ended March 31, 2008. Net loss available to common shareholders, after the allocation of $2.25 million in quarterly distributions to the preferred shareholders, was $62.4 million or $264.00 per share for the first quarter of 2008, as compared to a net loss of $77,000 or $0.33 per share reported for the first quarter of 2007. Excluding the non-cash allocation of losses from the June 2007 investment in a membership interest in an entity that owns extended-stay hotel properties, first quarter 2008 net income was $274,000 or $1.16 per share.
Revenue for the first quarter of 2008 was $22.0 million, a decrease of $1.9 million from first quarter 2007 revenue of $23.9 million, primarily due to reduced rental income as a result of lower occupancy at certain of our properties.
The results of the Company’s operations compared to the first quarter of 2007, before minority interest, were affected by:
•
a $59.8 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures, primarily due to the investment in the entity that owns extended-stay hotel properties; and

•
a $1.5 million increase in interest expense primarily due to additional interest expense incurred related to the non-recourse loan associated with the investment in the entity that owns extended-stay hotel properties, and the foregoing were partially offset by:
•	a $29.4 million gain on the sale of our joint venture interest in The United Building; and

•	a $9.8 million gain on the sale of Floors 2 through 13 of our 330 N. Wabash Avenue property.
About Prime Group Realty Trust
Owned by one of the largest private real estate owners in the country, The Lightstone Group, Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) which owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company currently owns 9 office properties containing an aggregate of 3.4 million net rentable square feet, a joint venture interest in one office property comprised of approximately 101,000 net rentable square feet and a membership interest in an unconsolidated entity which owns 552 extended-stay hotel properties in operation in 43 U.S. states consisting of approximately 59,000 rooms and three hotels in operation in Canada consisting of 500 rooms. It leases and manages approximately 3.4 million square feet comprising all of the wholly-owned properties. In addition, the Company is also the managing and leasing agent for the approximately 959,000 square foot property known as The United Building located at 77 West Wacker Drive in Chicago, Illinois, and the approximately 1.5 million square foot Citadel Center office building located at 131 South Dearborn Street in Chicago, Illinois. For more information about Prime Group Realty Trust, contact the company’s Chicago headquarters at (312) 917-1300 or visit its website at www.pgrt.com.

About the Lightstone Group
The Lightstone Group is one of the country’s largest privately held real estate companies with interests in residential, office, retail, hospitality, and industrial real estate assets. The company, principally through its related operating entities, Prime Retail, Extended Stay Hotels, and Prime Group Realty Trust, owns a diversified portfolio of over 687 hotels, 18,000 residential units and approximately 29 million square feet of office, industrial and retail properties in 46 states, the District of Columbia, Canada and Puerto Rico. Headquartered in New York, The Lightstone Group employs approximately 14,000 staff and professionals and maintains regional offices in Maryland, South Carolina, Illinois and New Jersey. For more information on The Lightstone Group, call 800-347-4078 or visit www.lightstonegroup.com.
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words, “believes,” “expects,” “anticipates,” “estimates,” and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. Del Vecchio
President and Chief Executive Officer	Executive Vice President—Capital Markets
312/917-1300	312/917-1300

Prime Group Realty Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(Unaudited)

	Three months ended
	March 31
	2008	2007
Revenue:
Rental	$11,271	$12,566
Tenant reimbursements	8,930	8,688
Other property revenues	1,590	1,698
Services Company revenue	235	965

Total revenue	22,026	23,917

Expenses:
Property operations	8,224	7,610
Real estate taxes	4,738	5,377
Depreciation and amortization	6,717	7,594
General and administrative	1,597	1,686
Services Company operations	334	740

Total expenses	21,610	23,007

Operating income	416	910
Interest and other income	923	329
Loss from investments in unconsolidated joint ventures	(60,354)	(524)
Interest:
Expense	(9,345)	(7,814)
Amortization of deferred financing costs	(239)	(220)
Gain on sales of real estate and joint venture interests	39,194	—

Loss from continuing operations before minority interests	(29,405)	(7,319)
Minority interests	(30,777)	9,485

(Loss) income from continuing operations	(60,182)	2,166
Discontinued operations, net of minority interests of $(95) and $(836) in 2008 and 2007, respectively	1	7

Net (loss) income	(60,181)	2,173
Net income allocated to preferred shareholders	(2,250)	(2,250)

Net loss available to common shareholders	$(62,431)	$(77)

Basic and diluted earnings available to common shares per weighted—average common share:
Loss from continuing operations after minority interests and allocation to preferred shareholders	$(264.00)	$(0.36)
Discontinued operations, net of minority interests	—	0.03

Net loss available per weighted—average common share of beneficial interest — basic and diluted	$(264.00)	$(0.33)

Prime Group Realty Trust
Consolidated Balance Sheets
(dollars in thousands, except share and per share amounts)
(Unaudited)

	March 31	December 31
Assets	2008	2007
Real estate:
Land	$82,288	$89,661
Building and improvements	333,341	351,782
Tenant improvements	58,956	60,709
Furniture, fixtures and equipment	1,123	1,098

	475,708	503,250
Accumulated depreciation	(54,126)	(52,857)

	421,582	450,393
In—place lease value, net	13,591	15,035
Above—market lease value, net	15,065	16,396

	450,238	481,824

Property held for sale	3,705	3,691
Investments in unconsolidated entities	5,628	87,741
Cash and cash equivalents	33,168	37,893
Receivables, net of allowance for doubtful accounts of $1,239 at March 31, 2008 and $1,074 at December 31, 2007, respectively:
Tenant	1,104	402
Deferred rent	10,903	9,857
Other	1,225	1,204
Restricted cash escrows	45,114	41,696
Deferred costs, net	15,588	10,939
Other	416	639

Total assets	$567,089	$675,886

Liabilities and Shareholders’ Equity (Deficit)
Mortgage notes payable	$488,349	$564,877
Mortgage notes payable related to property held for sale	3,003	3,033
Liabilities related to property held for sale	183	165
Accrued interest payable	1,240	2,106
Accrued real estate taxes	14,501	19,871
Accrued tenant improvement allowances	7,019	10,337
Accrued environmental remediation liabilities	15,889	4,467
Accounts payable and accrued expenses	7,797	8,635
Liabilities for leases assumed	3,689	3,958
Below—market lease value, net	6,953	7,442
Dividends payable	2,250	2,250
Other	8,095	8,418

Total liabilities	558,968	635,559
Minority interests:
Operating Partnership	98,265	65,040
Shareholders’ equity (deficit):
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	2
Additional paid—in capital	109,389	109,039
Distributions in excess of earnings	(199,575)	(133,794)

Total shareholders’ equity (deficit)	(90,144)	(24,713)

Total liabilities and shareholders’ equity (deficit)	$567,089	$675,886